EX-99.906CERT

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT

Kim G. Redding, Principal Executive Officer, and Steven M. Pires, Principal Financial Officer, of BROOKFIELD GLOBAL LISTED INFRASTRUCTURE INCOME FUND INC. (the “Registrant”), each certify as evidenced below that:

1.                                       The N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 7, 2012	/s/ Kim G. Redding
Kim G. Redding
President and Principal Executive Officer
BROOKFIELD GLOBAL LISTED INFRASTRUCTURE INCOME FUND INC.

Dated: March7, 2012	/s/ Steven M. Pires
Steven M. Pires
Treasurer and Principal Financial Officer
BROOKFIELD GLOBAL LISTED INFRASTRUCTURE INCOME FUND INC.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to BROOKFIELD GLOBAL LISTED INFRASTRUCTURE INCOME FUND INC. and will be retained by BROOKFIELD GLOBAL LISTED INFRASTRUCTURE INCOME FUND INC. and furnished to the Securities and Exchange Commission or its staff upon request.